Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS, INC. ANNOUNCES PRELIMINARY 2012 FINANCIAL RESULTS

MILWAUKEE, January 8, 2013 — Douglas Dynamics, Inc. (NYSE: PLOW), the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, today announced preliminary financial results for its fourth quarter and full-year 2012.

Preliminary Full-Year 2012 Results

Douglas Dynamics expects that its full-year 2012 revenue, earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) and diluted earnings per share will be lower than previously anticipated.

•                  Revenue for 2012 is expected to be approximately $140 million.  Prior revenue guidance for the year was $160 million to $190 million.

•                  Adjusted EBITDA for the full year is expected to be approximately $30 million.  Prior financial guidance for the year indicated Adjusted EBITDA in the range of $35 to $45 million.

•                  Diluted earnings per share for full-year 2012 are expected to be approximately $0.25 to $0.27 per share pending final effective tax rate calculations. Prior financial guidance for the year was $0.55 to $0.79.

“During our third quarter earnings call we outlined our expectations that results would be at the bottom end of our guidance range. As the fourth quarter unfolded, we saw below average snowfall combined with very warm temperatures in most of our core markets through mid-December, which created challenging market conditions and has produced results that fell short of our expectations,” noted James L. Janik, President and Chief Executive Officer of Douglas Dynamics. “These preliminary results reflect the culmination of multiple factors that negatively affected our business during the year: First, the timing, amount, and location of snowfall in the fourth quarter; second, lingering effects from last year’s unprecedented low snowfall and record drought last summer; third, the continued macro-economic uncertainty. While difficult to quantify, we believe there was also a negative impact from Hurricane Sandy.”

Janik added, “Despite these short-term issues, the long-term fundamentals of our business remain strong and we continue to generate significant cash flows and maintain a strong financial position. As we manage through the trough, we are focused on maintaining and even improving our market position and the Company remains well capitalized to drive growth and innovation and return cash to shareholders.”

“While we did see a slow start to the snow season, we’re encouraged by recent underlying weather patterns and, at this point in time, we anticipate average snowfall for the 2012/2013 season.  It is worth noting that approximately 70% of a season’s snowfall occurs after December and we’re ready to capitalize on our improved operational efficiencies and leverage our vast distributor network as snowfall levels return towards normal. As we navigate through this difficult cycle, we have a continued focus on cost containment strategies and managing other factors that are within our control which we believe will allow us to emerge from the trough in a stronger position and with improved profitability.”

Preliminary Results for the Three Months Ended December 31, 2012

•                  Q4 2012 net sales are expected to be approximately $28 million

•                  Diluted earnings per share are expected to be a loss of approximately ($0.04) – ($0.06) per share

•                  Q4 2012 Adjusted EBITDA is expected to be approximately $4 million

Preliminary Balance Sheet and Liquidity Highlights

•                  The Company estimates its cash on hand at the end of 2012 totaled $24 million

•                  The Company estimates that it generated free cash flow of approximately $14 million in 2012.

•                  The Company paid a quarterly dividend of $0.2075 per share on December 31, 2012 to stockholders of record as of the close of business on December 21, 2012.

Business Highlights in 2012

•                  Launched a record number of new product development initiatives

•                  Achieved new record of 98.9% for perfect shipment delivery performance

•                  Improved base business profitability resulting in increased contribution margin per unit

•                  Record number of cost reduction projects implemented

•                  Procurement through global sourcing initiatives reached an all-time high

•                  Strengthened supplier partnerships by sharing lean expertise and conducting multi-day Kaizen improvement events in supplier factories worldwide

Douglas Dynamics is completing its normal closing process and will provide full fourth quarter and full year 2012 financial results on March 11, 2013 and will host an investor conference call on the following day, March 12, 2013 at 10:00 a.m. Central Time.

Douglas Dynamics Conference Call on Preliminary Financial Results

A conference call will be held to discuss the preliminary financial results on Wednesday, January 9, 2013 at 7:30 a.m. Central Time and will be hosted by Jim Janik, President and Chief Executive Officer, and Bob McCormick, Executive Vice President and Chief Financial Officer.

The conference call will be available via the following dial in numbers:

•                  U.S. Participants: Dial (877) 369-6591

•                  International Participants: Dial (253) 237-1176

The conference call will be simulcast live on the Internet and can be accessed by logging onto the Company’s website at: www.douglasdynamics.com.  A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

A replay of the conference call will be available until January 16, 2013.  To access the replay, please dial:

•                  (855) 859-2056 – Domestic

•                  (404) 537-3406 – International

•                  Passcode: 86874307

About Douglas Dynamics

Headquartered in Milwaukee, Wisconsin, Douglas Dynamics designs, manufactures and sells snow and ice control equipment for light trucks, which is comprised of snowplows and sand and salt spreaders, and related parts and accessories. Douglas Dynamics sells its products under the WESTERN®, FISHER® and BLIZZARD® brands through a distributor network, primarily consisting of truck equipment distributors located throughout the Midwest, East and Northeast regions of the United States as well as all provinces of Canada. More information can be found at www.douglasdynamics.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, a significant decline in economic conditions or the speed of the economic recovery, our inability to maintain good relationships with our distributors,  lack of available or favorable financing options for our end-users or distributors, increases in the price of steel or other materials necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel, the inability of our suppliers to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends and our inability to compete effectively against competition, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011.  You should not place undue reliance on these forward-looking statements.  The forward-looking statements in this release do not include the potential impact of any acquisitions that may be subsequently announced and/or completed.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures include:

•                  Adjusted EBITDA;

These non-GAAP disclosures should not be construed as an alternative to the reported results determined in accordance with GAAP.

Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, as further adjusted for certain unrelated charges consisting of legal and consulting fees, as well as management fees paid by the Company to affiliates of the Company’s former principal stockholders, stock based compensation, loss on extinguishment of debt and offering costs.

The Company uses, and believes its investors benefit from the presentation of, Adjusted EBITDA in evaluating the Company’s operating performance because Adjusted EBITDA provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. In addition, the Company believes that Adjusted EBITDA is useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies, because it allows them to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets and liabilities, capital structure and the method by which assets were acquired. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the headings “Estimated Net Income to Adjusted EBITDA Reconciliation” included in this press release.

Financial Statement

Douglas Dynamics, Inc.

Estimated Net Income to Adjusted EBITDA reconciliation (unaudited)

(in millions)

	Twelve month period ended December 31,
	2012

Net income	$5.8	-	6.3

Interest expense - net			8.4
Income tax expense	3.8	-	4.4
Depreciation expense			2.8
Amortization expense			5.2
EBITDA	$26.0	-	27.1

Stock based compensation			2.3
Other charges			1.0
Adjusted EBITDA	$29.3	-	30.4